Exhibit 99.1

Scientific Games Reports Third Quarter 2016 Results

Fourth Consecutive Quarter of Revenue Growth Reflects Ongoing Momentum;

Focused on Driving Sustainable Profitable Growth and Deleveraging

LAS VEGAS, Nov. 3, 2016 /PRNewswire/ --Scientific Games Corporation (NASDAQ: SGMS) ("Scientific Games" or "the Company") today reported results for the third quarter ended September 30, 2016.

2016 Third Quarter Financial Highlights:

  Revenue increased 7 percent, or $48.4 million, year over year to $720.0 million. Revenue growth included an 81-percent increase in social gaming and a 22-percent increase in gaming machine sales.
  Operating income was $33.5 million compared to a loss of $988.2 million in the prior-year period, which included a $935 million goodwill impairment charge and $103.6 million of impairment charges for certain intangible assets. Net loss was $98.9 million compared to a net loss of $1,078.2 million in the prior-year period.
  Attributable EBITDA ("AEBITDA"), a non-GAAP financial measure as defined below, was $271.6 million, a 3-percent increase over the prior-year period, primarily reflecting higher revenue, partially offset by a less profitable mix of revenue, as well as higher marketing and product development-related expense in Interactive relating to the anticipated launch of future new social gaming apps.
  Net cash from operating activities increased 7 percent to $150.9 million. Free cash flow, a non-GAAP financial measure as defined below, increased 57 percent to $61.1 million from $38.8 million in the year-ago quarter.
  The Company continued to delever by paying down a total of $42.4 million of debt in the third quarter, including $30.0 million in voluntary repayments on its credit facility and $10.8 million in mandatory amortization of its term loans. Cash and cash equivalents increased $19.5 million.
  Cash and availability under the Company's revolving credit facility totaled $607.3 million as of September 30, 2016.

Kevin Sheehan, CEO and President, said, "Scientific Games is focused on building momentum. The dedicated efforts of our employees combined with the benefits that our products and technology solutions deliver to our gaming, lottery and interactive customers and players led to year-over-year increases in revenue, AEBITDA and free cash flow. The breadth and depth of our new products showcased at the Global Gaming Expo ("G2E") and National Association of State and Provincial Lotteries ("NASPL") tradeshows demonstrate our commitment to innovation and solutions that help our customers more fully engage with their players to create growth. With the most comprehensive portfolio of solutions available to the gaming and lottery industries, we continue to raise the bar with new products that help our customers grow revenue and generate profitable returns on their investment."

Sheehan said, "As we look forward, it is time to transform the way we operate by creating a simpler, more efficient and nimble organization with a laser focus on our core businesses. Our priorities are: 1) drive further innovation to create new, differentiated products for our customers that power growth, 2) focus on prudent fiscal management to improve financial returns and free cash flow to accelerate deleveraging, and 3) build a corporate culture open to new ideas and opportunities that help to accelerate our progress."

Michael Quartieri, Executive Vice President and Chief Financial Officer, added, "We are increasing our concentration on disciplined cost management with process improvement and lean initiatives across our global businesses. Yesterday, we embarked on a business improvement initiative to manage our expenses more efficiently, which we expect will reduce our annualized cost structure by $75 million. We anticipate the initiative to be largely implemented by the end of 2016 at a cost of approximately $20 million. By strengthening our competencies and investing prudently in our core businesses, we are further positioning Scientific Games to deliver on our priorities."

SUMMARY CONSOLIDATED THIRD QUARTER FINANCIAL RESULTS
($ in millions, except per share amounts)	Three Months Ended Sept. 30,
	2016	2015
Revenue	$ 720.0	$ 671.6
Operating income (loss)	33.5	(988.2)
Net loss	(98.9)	(1,078.2)
Net cash provided by operating activities	150.9	141.1
Capital expenditures	81.8	90.8
Net payment of debt	42.4	72.6
Increase (decrease) in cash and cash equivalents	19.5	(27.0)

Non-GAAP Financial Measures(1):
AEBITDA	$ 271.6	$ 264.2
AEBITDA margin	37.7%	39.3%
Free cash flow	$ 61.1	$ 38.8

Balance Sheet Measures, as of:	Sept. 30, 2016	Dec. 31, 2015
Cash and cash equivalents	$ 120.9	$ 128.7
Total debt	8,083.4	8,207.0
Available liquidity	607.3	583.0

(1)  The financial measures "AEBITDA", "AEBITDA margin", "free cash flow", and "EBITDA from equity investments" (disclosed in a table below) are non-GAAP financial measures defined below under "Non-GAAP Financial Measures" and reconciled to GAAP measures in the accompanying supplemental tables at the end of this release.

GAMING SEGMENT	Three Months Ended
($ in millions)	September 30,		Increase (Decrease)
	2016	2015	Amount	%
Revenue
Gaming operations	$ 182.4	$ 193.9	$ (11.5)	(5.9)%
Gaming machine sales	159.8	131.2	28.6	21.8%
Gaming systems	57.6	59.7	(2.1)	(3.5)%
Table products	48.4	44.3	4.1	9.3%
	$ 448.2	$ 429.1	$ 19.1	4.5%

Operating income (loss)	$ 51.5	$ (985.3)	$1,036.8	nm

AEBITDA(1)	$ 209.9	$ 205.0	$ 4.9	2.4%
AEBITDA margin	46.8%	47.8%

nm = not meaningful

(1) AEBITDA in the 2016 and 2015 third quarter periods included $2.6 million and $1.9 million, respectively, of EBITDA from equity investments in International Terminal Leasing ("ITL") and Roberts Communications Network, LLC ("RCN").

GAMING SEGMENT HIGHLIGHTS FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2016

  Total Gaming revenue increased $19.1 million, despite a $7.8 million unfavorable foreign currency impact.
  Operating income improved to $51.5 million from a $985.3 million loss in the year-ago period, which had included $1,038.6 million in impairment charges. Operating income in the 2016 third quarter primarily reflects higher revenue offset by a less profitable revenue mix.
  AEBITDA rose to $209.9 million while AEBITDA margin declined to 46.8 percent, largely reflecting the impact of a less profitable revenue mix.
  Gaming operations revenue declined 6 percent, reflecting a 704-unit year-over-year decrease in the installed base of WAP, premium, and daily-fee participation gaming machines and a $4.79 lower average revenue per unit, reflecting a lower mix of higher-yielding WAP games. The installed base of other participation and leased games increased 2,423 units year over year, due primarily to additional placements of electronic table games and an increase in the number of leased units in the Caribbean and other international markets during the last three quarters, partially offset by a $0.47 per unit decline in the average daily revenue of these units that largely reflected the impact of unfavorable currency translation related to the U.K. installed base.

On a quarterly sequential basis, we experienced a 246-unit decrease in the installed base of WAP, premium, and daily-fee participation units and a 29-unit decrease in the installed base of other participation and leased units. The average daily revenue of WAP, premium, and daily-fee participation gaming machines decreased $1.24 per unit and the average daily revenue of other participation and leased units decreased $0.64 per unit, primarily reflecting an unfavorable currency translation impact related to the installed base of U.K. participation units. Several new premium licensed games, including WILLY WONKA'S WORLD OF WONKA on the innovative, high-performing GameScape™ cabinet, that are being rolled out are expected to benefit the installed base and average daily revenue in the coming quarters.

  Gaming machine sales revenue grew 22 percent, due to a 1,705-unit increase in global shipments to 7,960 units and an increase in average sales price to $16,824 per unit. Contributing to the increased shipments were higher sales of the Pro Series WAVE, TwinStar™ and Dualos cabinets. U.S. and Canadian shipments increased 10 percent to 4,022 units, comprising 3,033 replacement units and 989 units for new casino openings and expansions (including 245 Illinois VGT units). International shipments increased 52 percent to 3,938 units, including 945 units for new casino openings and expansions, with notable year-over-year growth in Asia, Australia and South America.
  Gaming systems revenue was $57.6 million compared to $59.7 million in the year-ago quarter, reflecting fewer large multi-site system replacements in either period. Systems maintenance revenue rose 5 percent year over year.
  Table products revenue increased 9 percent, due to an increase in sales of shufflers and other utility products, primarily into Asian markets, and a 5-percent increase in revenue from leased shufflers, proprietary table games, and progressives. The installed base of shufflers increased 8 percent to a record quarter-end level of installed units, while proprietary table games and table game progressives also rose to record levels, partially due to the success of the Blazing 7s® Blackjack Progressive. Additionally, during the third quarter, the Company announced the US$21-million acquisition of DEQ, a Canadian provider of proprietary table game products, which is expected to be completed around year-end.
  Scientific Games was recently awarded a contract with Sun International to supply a comprehensive array of games, systems and table products to their new Menlyn Maine Casino at Time Square in Tshwane, Pretoria, South Africa following a rigorous competitive review process.

LOTTERY SEGMENT	Three Months Ended
($ in millions)	September 30,		Increase (Decrease)
	2016	2015	Amount	%
Revenue
Instant games	$ 137.7	$ 137.6	$ 0.1	0.1%
Services	38.3	45.0	(6.7)	(14.9)%
Product sales	10.6	8.7	1.9	21.8%
	$ 186.6	$ 191.3	$ (4.7)	(2.5)%

Operating income	$ 43.2	$ 41.3	$ 1.9	4.6%

AEBITDA(1)	$ 77.3	$ 76.8	$ 0.5	0.7%
AEBITDA margin	41.4%	40.1%

(1) AEBITDA in the 2016 and 2015 third quarter periods included $17.3 million and $12.6 million, respectively, of EBITDA from equity investments in Lotterie Nazionali S.r.l. ("LNS"), Northstar New Jersey Lottery Group, LLC, Beijing Guard Libang Technology Co., Ltd., Beijing CITIC Scientific Games Technology Co. Ltd. ("CSG"), Hellenic Lotteries S.A. ("Hellenic Lotteries") and Northstar Lottery Group, LLC ("Northstar Illinois").

LOTTERY SEGMENT HIGHLIGHTS FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2016

  Total Lottery revenue declined $4.7 million reflecting an unfavorable $5.6 million impact due to the expiration of the previously disclosed China Sports Lottery validation contract in January 2016 and $1.9 million of unfavorable currency translation.
  Operating income increased $1.9 million, primarily reflecting $6.4 million in lower depreciation and amortization, partially offset by the expiration of the high-margin China validation contract and a $4.6 million increase in selling, general and administrative expense.
  AEBITDA was essentially flat with the prior-year period, reflecting a $4.7 million increase in EBITDA from equity investments offset by lower earnings before non-cash expenses.
  Instant games revenue was essentially flat. U.S. instant games revenue rose $4 million, or 5 percent, despite a decline in licensed games as compared to the record level achieved in the prior-year period, and was offset by a $4 million, or 9-percent, decline in international revenue primarily from participation contract customers and unfavorable currency translation.
  Services revenue declined 15 percent year over year due to lower international revenue, primarily due to the impact of the China validation contract expiration. U.S. revenue was flat, as the expiration of the Indiana contract was largely offset by slightly higher retail sales of multi-state games and the initiation of the new lottery service contract in Arizona late in the quarter.
  Product sales revenue increased $1.9 million, primarily reflecting higher terminal sales.
  During the third quarter, the South Dakota Lottery awarded the Company a new three-year contract as primary instant game provider and the Massachusetts Lottery extended its current instant game contract by an additional year.

INTERACTIVE SEGMENT	Three Months Ended
(in millions, except ARPDAU)	September 30,		Increase (Decrease)
	2016	2015	Amount	%
Revenue
Social gaming	$ 77.1	$ 42.7	$ 34.4	80.6%
Real money gaming	8.1	8.5	(0.4)	(4.7)%
	$ 85.2	$ 51.2	$ 34.0	66.4%

Operating income	$ 9.6	$ 6.3	$ 3.3	52.4%

AEBITDA	$ 13.6	$ 12.5	$ 1.1	8.8%
AEBITDA margin	16.0%	24.4%
Interactive Key Performance Indicators
Interactive - social casinos:
Average MAU(1)	8.0	6.3	1.7	27.0%
Average DAU(2)	2.5	2.2	0.3	13.6%
ARPDAU(3)	$ 0.31	$ 0.20	$ 0.11	55.0%
Mobile penetration(4)	69%	56%	13 pp	23.2%

(1) MAU = Monthly Active Users and is a count of unique visitors to our site during a month.
(2) DAU = Daily Active Users and is a count of unique visitors to our site during a day.
(3) ARPDAU = Average daily revenue per DAU is calculated by dividing revenue by the DAU by the number of days for the period.
(4) Mobile penetration = percentage of B2C social gaming revenue derived from mobile platforms.
pp = percentage points

INTERACTIVE SEGMENT HIGHLIGHTS FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2016

  Total Interactive revenue grew 66 percent to $85.2 million, despite a $1.2 million unfavorable foreign currency translation impact.
  Social gaming revenue rose 81 percent reflecting the ongoing popularity of Jackpot Party® Social Casino and the success of the newer Quick Hit® Slots, Hot Shot™ Social Casino and Blazing 7s Hot Shot Slots social gaming apps.
  Operating income increased to $9.6 million and AEBITDA rose to $13.6 million, primarily reflecting higher revenue partially offset by increased selling, general and administrative expense and research and development expense largely due to higher marketing and player acquisition expenses, and new product development costs to support ongoing growth initiatives for which revenue has not yet been recognized.
  Average DAU and MAU rose due to the growth in users from additional new game apps, while the 55 percent increase in ARPDAU reflects a greater proportion of paying players as a result of continuous improvements in player experience and retention activity.

BUSINESS IMPROVEMENT INITIATIVE

  The Company has commenced a global business improvement initiative to create a more efficient and seamless organization. The initiative is expected to reduce annualized costs by $75 million upon full implementation. The majority of the cost savings will occur through prioritizing our business strategies, and streamlining and consolidating our processes, which will reduce headcount and lower other operating costs. The cost of the initiative is expected to be approximately $20 million and largely implemented by the end of 2016.

LIQUIDITY AND CAPITAL RESOURCES

  During the quarter ended September 30, 2016, the Company made net payments of $42.4 million on its debt, including $30 million of voluntary net repayments under its revolving credit facility and $10.8 million in mandatory amortization of its term loans, as well as payments to reduce capital leases. Cash and cash equivalents increased $19.5 million during the third quarter. In the prior-year period, the Company made net payments of $72.6 million on its debt, partially reflecting the use of $27.0 million of cash and cash equivalents.
  The Company remains committed to prioritizing debt repayments from cash flow. In aggregate, since the beginning of the year, the total principal face value of debt has been reduced by $151 million.
  Capital expenditures totaled $81.8 million. For 2016, the Company continues to expect capital expenditures to be within a range of $260-$280 million.

Earnings Conference Call

Scientific Games executive leadership will host a conference call today, November 3, 2016, at 8:30 a.m. EDT to review the Company's third quarter results. To access the call live via a listen-only webcast and presentation, please visit scientificgames.com/investors/quarterly-earnings and click on the webcast link under the Investor Information section. To access the call by telephone, please call: 1 (888) 221-9373 (U.S. and Canada) or +1 (704) 385-4883 (International). The conference ID is: SGMS. A replay of the webcast will be archived in the Investors section on ScientificGames.com.

About Scientific Games

Scientific Games Corporation (NASDAQ: SGMS) is a leading developer of technology-based products and services and associated content for worldwide gaming, lottery and interactive markets. The Company's portfolio includes gaming machines, game content and systems; table games products and utilities; instant and draw-based lottery games; server-based lottery and gaming systems; sports betting technology; loyalty and rewards programs; and interactive content and services. For more information, please visit www.scientificgames.com.

COMPANY CONTACTS

Investor Relations:
Bill Pfund +1 702-532-7663
Vice President, Investor Relations
bill.pfund@scientificgames.com

Media Relations:
Susan Cartwright +1 702-532-7981
Vice President, Corporate Communications
susan.cartwright@scientificgames.com

WILLY WONKA AND THE CHOCOLATE FACTORY and all related characters and elements © Warner Bros. Entertainment Inc. (s16)

All ® notices signify marks registered in the United States. © 2016 Scientific Games Corporation. All Rights Reserved.

Forward-Looking Statements

In this press release, Scientific Games makes "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements describe future expectations, plans, results or strategies and can often be identified by the use of terminology such as "may," "will," "estimate," "intend," "plan," "continue," "believe," "expect," "anticipate," "target," "should," "could," "potential," "opportunity," "goal," or similar terminology. These statements are based upon management's current expectations, assumptions and estimates and are not guarantees of timing, future results or performance. Actual results may differ materially from those contemplated in these statements due to a variety of risks and uncertainties and other factors, including, among other things: competition; U.S. and international economic and industry conditions, including declines in or slow growth of gross gaming revenues or lottery retail sales, reductions in or constraints on capital spending by gaming or lottery operators and bankruptcies of, or credit risk relating to, customers; limited growth from new gaming jurisdictions, declines in the replacement cycle of existing gaming machines and slow addition of casinos in existing jurisdictions; ownership changes and consolidation in the gaming industry, including by casino operators; opposition to legalized gaming or the expansion thereof; inability to adapt to, and offer products that keep pace with, evolving technology; inability to develop successful gaming concepts and content; laws and government regulations, including those relating to gaming licenses and environmental laws; inability to identify and capitalize on trends and changes in the gaming, lottery and interactive industries; dependence upon key providers in our social gaming business; inability to retain or renew, or unfavorable revisions of, existing contracts, and the inability to enter into new contracts; level of our indebtedness, higher interest rates, availability or adequacy of cash flows and liquidity to satisfy indebtedness, other obligations or future cash needs; inability to reduce or refinance our indebtedness; restrictions and covenants in our debt agreements, including those that could result in acceleration of the maturity of our indebtedness; protection of our intellectual property, inability to license third party intellectual property, and the intellectual property rights of others; security and integrity of our software and systems and reliance on or failures in our information technology systems; natural events that disrupt our operations or those of our customers, suppliers or regulators; inability to benefit from, and risks associated with, strategic equity investments and relationships, including (i) the inability of our joint venture to realize the anticipated benefits under its private management agreement with the Illinois lottery or from the disentanglement services performed in connection with the termination thereof, (ii) the inability of our joint venture to meet the net income targets or other requirements under its agreement to provide marketing and sales services to the New Jersey Lottery or otherwise to realize the anticipated benefits under such agreement and (iii) failure to realize the anticipated benefits related to the award to our consortium of an instant lottery game concession in Greece; failure to achieve the intended benefits of the Bally acquisition or the WMS acquisition, other recent acquisitions, or future acquisitions, including due to the inability to successfully integrate such acquisitions or realize synergies in the anticipated amounts or within the contemplated time frames or cost expectations, or at all; disruption of our current plans and operations in connection with our recent acquisitions (including in connection with the integration of Bally and WMS), including departure of key personnel or inability to recruit additional qualified personnel or maintain relationships with customers, suppliers or other third parties; incurrence of employee termination or restructuring costs, and impairment or asset write-down charges; changes in estimates or judgments related to our impairment analysis of goodwill or other intangible assets; implementation of complex revenue recognition standards; fluctuations in our results due to seasonality and other factors; dependence on suppliers and manufacturers; risks relating to foreign operations, including fluctuations in foreign currency exchange rates (including those fluctuations related to the affirmative vote in the U.K. to withdraw from the EU), restrictions on the payment of dividends from earnings, restrictions on the import of products and financial instability, including the potential impact to our business resulting from the affirmative vote in the U.K. to withdraw from the EU and the potential impact to our instant lottery game concession or VLT lease arrangements resulting from the recent economic and political conditions in Greece; dependence on our key employees; litigation and other liabilities relating to our business, including litigation and liabilities relating to our contracts and licenses, our products and systems, our employees (including labor disputes), intellectual property and our strategic relationships; influence of certain stockholders; and stock price volatility.

Additional information regarding risks, uncertainties and other factors that could cause actual results to differ materially from those contemplated in forward-looking statements is included from time to time in our filings with the SEC, including the Company's current reports on Form 8-K, quarterly reports on Form 10-Q and its latest annual report on Form 10-K filed with the SEC on February 29, 2016 (including under the headings "Forward Looking Statements" and "Risk Factors"). Forward-looking statements speak only as of the date they are made and, except for Scientific Games' ongoing obligations under the U.S. federal securities laws, Scientific Games undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

The Company's management uses the following non-GAAP financial measures in conjunction with GAAP financial measures: AEBITDA, AEBITDA margin, free cash flow and EBITDA from equity investments (each, as described more fully below). These non-GAAP financial measures are presented as supplemental disclosures. They should not be considered in isolation of, as a substitute for, or superior to, the financial information prepared in accordance with GAAP, and should be read in conjunction with the Company's financial statements filed with the SEC. The non-GAAP financial measures used by the Company may differ from similarly titled measures presented by other companies.

Specifically, the Company's management uses AEBITDA and free cash flow to, among other things: (i) monitor and evaluate the performance of the Company's business operations; (ii) facilitate management's internal comparisons of the Company's historical operating performance; and (iii) analyze and evaluate financial and strategic planning decisions regarding future operating investments and operating budgets. In addition, the Company's management uses AEBITDA and AEBITDA margin to facilitate management's external comparisons of the Company's results to the historical operating performance of other companies that may have different capital structures and debt levels. The Company's management uses EBITDA from equity investments to monitor and evaluate the performance of the Company's equity investments.

The Company's management believes that each of these non-GAAP financial measures are useful as they provide investors with information regarding the Company's financial condition and operating performance that is an integral part of management's reporting and planning processes. In particular, the Company's management believes that AEBITDA, both on a consolidated and business segment basis, is helpful because this non-GAAP financial measure eliminates the effects of restructuring, transaction, integration or other items that management believes have less bearing on the Company's ongoing underlying operating performance. Management believes AEBITDA margin, both on a consolidated and business segment basis, is useful for analysts and investors as this measure allows an evaluation of the performance of our ongoing business operations and provides insight into the cash operating income margins generated from our business, from which capital investments are made and debt is serviced. Moreover, management believes AEBITDA and EBITDA from equity investments are useful to investors because the Company's Lottery business is also conducted through a number of equity investments, and those measures eliminate financial items from the equity investees' earnings that management believes have less bearing on the equity investees' performance. Management believes that free cash flow provides useful information regarding the Company's liquidity and its ability to service debt and fund investments. Management also believes that free cash flow is useful for investors because it provides them with an important perspective on the cash available for debt repayment and other strategic measures, after making necessary capital investments in property and equipment and necessary license payments to support the Company's ongoing business operations and taking into account cash flows relating to the Company's equity investments.

AEBITDA

AEBITDA, as used herein, is a non-GAAP financial measure that is presented as supplemental disclosure and is reconciled to net income (loss) as set forth in the schedules titled "Reconciliation of Net Loss to Attributable EBITDA" below. We also present AEBITDA by business segment in this earnings release. These amounts are reconciled to consolidated net income (loss) as the nearest GAAP measure, which is further reconciled to operating income (loss) by business segment.

AEBITDA, as used herein, includes our consolidated EBITDA plus (without duplication) our pro rata share of EBITDA from equity investments (as defined below), subject to the following adjustments to net income (loss): (1) interest; (2) income taxes; (3) depreciation and amortization expense and impairment charges; (4) Restructuring and other, which includes charges or expenses attributable to: (i) employee severance; (ii) management changes; (iii) restructuring and integration; and (iv) cost savings initiatives; (5) stock-based compensation; and (6) M&A and other (including purchase accounting), which includes: (i) M&A transaction costs; (ii) unusual items (including legal settlements); and (iii) other non-cash items.

In the third quarter of 2016, we have simplified our reconciliation of AEBITDA on a prospective basis. This change does not modify our calculation or definition of AEBITDA or the items that are included as adjustments. This presentation change merely consolidates the amounts previously included in adjustments (4) and (6) above, which were previously reported as two separate line items ("M&A and other charges (incl. purchase accounting)" and "Employee termination and restructuring"), into a single line item ("Restructuring and other") in order to align with our GAAP financial statement presentation.

AEBITDA margin

AEBITDA margin, as used herein, represents our AEBITDA (as defined above) for the three months ended September 30, 2016 and 2015, each calculated as a percentage of revenue. AEBITDA margin is a non-GAAP financial measure that is presented as supplemental disclosures for illustrative purposes only and is reconciled to net loss in a schedule below. We also present AEBITDA margin by business segment in this release. These amounts are reconciled to consolidated net income (loss) as the nearest GAAP measure, which is further reconciled to operating income (loss) by operating segment.

Free Cash Flow

Free cash flow, as used herein, represents net cash provided by operating activities less total capital expenditures (which includes lottery and gaming systems expenditures and other intangible assets and software expenditures), less payments on license obligations, less additions to equity investments plus distributions of capital on equity investments. Free cash flow is a non-GAAP financial measure that is presented as supplemental disclosure for illustrative purposes only and is reconciled to net cash provided by operating activities in a schedule below. Our definition of "free cash flow" was modified in the first quarter of 2016 to include payments on license obligations, additions to equity investments and distributions of capital on equity investments. In order to enhance comparability, free cash flow for prior periods (including the accompanying tables) has been conformed to the new definition.

EBITDA from Equity Investments

EBITDA from equity investments, as used herein, represents our share of the EBITDA (i.e., earnings (whether or not distributed to us) plus income tax expense, depreciation and amortization expense and interest (income) expense, net of other) of our joint ventures and minority investees. EBITDA from equity investments is a non-GAAP financial measure that is presented as supplemental disclosure for illustrative purposes only and is reconciled to earnings from equity investments in a schedule below.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in millions, except per share amounts)

	Three Months Ended September 30		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue:
Services	$ 356.4	$ 340.5	$ 1,070.2	$ 1,008.8
Product sales	225.9	193.5	638.3	611.0
Instant games	137.7	137.6	422.7	402.0
Total revenue	720.0	671.6	2,131.2	2,021.8

Operating expenses:
Cost of services (1)	98.0	85.5	294.3	274.6
Cost of product sales(1)	104.6	87.4	299.7	293.2
Cost of instant games(1)	71.7	77.1	212.8	212.9
Selling, general and administrative	152.8	136.8	440.0	423.6
Research and development	53.9	45.9	155.4	140.8
Restructuring and other	13.8	5.6	20.7	19.0
Depreciation, amortization and impairments	191.7	286.5	565.4	692.9
Goodwill impairment	-	935.0	-	935.0
Operating income (loss)	33.5	(988.2)	142.9	(970.2)
Other (expense) income:
Interest expense	(165.4)	(166.8)	(496.4)	(497.5)
Earnings from equity investments	7.3	3.0	18.5	9.4
Gain on early extinguishment of debt	-	-	25.2	-
Other income (expense), net	6.0	(7.5)	8.4	(17.4)
Total other expense, net	(152.1)	(171.3)	(444.3)	(505.5)
Net loss before income taxes	118.6	(1,159.5)	(301.4)	(1,475.7)
Income tax benefit	19.7	81.3	58.5	208.9
Net loss	$ 98.9	$ (1,078.2)	$ (242.9)	$ (1,266.8)

Basic and diluted net loss per share:
Basic	$ (1.13)	$ (12.52)	$ (2.79)	$ (14.76)
Diluted	$ (1.13)	$ (12.52)	$ (2.79)	$ (14.76)

Weighted average number of shares used in per share calculations:
Basic shares	87.5	86.1	87.1	85.8
Diluted shares	87.5	86.1	87.1	85.8

(1) Exclusive of depreciation and amortization.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in millions)

	September 30,	December 31,
	2016	2015
Assets:
Cash and cash equivalents	$ 120.9	$ 128.7
Restricted cash	24.3	20.2
Accounts receivable, net	465.3	487.1
Notes receivable, net	129.0	167.7
Inventories	270.1	248.5
Prepaid expenses, deposits and other current assets	126.0	123.3
Total current assets	1,135.6	1,175.5

Long-term restricted cash	17.3	17.9
Long-term notes receivable, net	43.6	51.3
Property and equipment, net	663.8	794.0
Goodwill	2,991.0	3,013.7
Intangible assets, net	1,841.0	1,920.0
Software, net	431.1	485.9
Equity investments	206.5	228.5
Other assets	46.7	45.4
Total assets	$ 7,376.6	$ 7,732.2

Liabilities and Stockholders' Deficit:
Current portion of long-term debt	$ 49.6	$ 50.3
Accounts payable	173.6	159.8
Accrued liabilities	495.3	443.8
Total current liabilities	718.6	653.9

Deferred income taxes	129.9	228.2
Other long-term liabilities	244.4	188.9
Long-term debt, excluding current portion	8,033.8	8,156.7
Total stockholders' deficit	(1,750.0)	(1,495.5)
Total liabilities and stockholders' deficit	$ 7,376.6	$ 7,732.2

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Cash flows from operating activities:
Net loss	$ (98.9)	$ (1,078.2)	$ (242.9)	$ (1,266.8)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, amortization and impairments	191.7	286.5	565.4	692.9
Change in deferred income taxes	(43.7)	(77.6)	(100.7)	(223.3)
Stock-based compensation	11.0	7.4	23.5	19.5
Non-cash interest expense	10.1	10.0	30.3	29.0
Earnings from equity investments, net	(7.3)	(3.0)	(18.5)	(9.4)
Distributed earnings from equity investments	0.4	1.0	16.7	20.9
Gain on early extinguishment of debt	-	-	(25.2)	-
Goodwill impairment	-	935.0	-	935.0
Changes in current assets and liabilities and other	87.6	60.0	94.2	57.7
Net cash provided by operating activities	150.9	141.1	342.8	255.5

Cash flows from investing activities:
Capital expenditures	(81.8)	(90.8)	(214.4)	(233.6)
Change in other assets and liabilities and other	-	1.6	6.1	10.1
Distributions of capital on equity investments	1.5	1.8	24.0	37.0
Change in restricted cash	0.3	8.3	(3.5)	9.3
Net cash used in investing activities	(80.0)	(79.1)	(187.8)	(177.2)

Cash flows from financing activities:
Net payments of long-term debt	(42.4)	(72.6)	(122.5)	(108.8)
Contingent earnout payments	-	-	-	(0.5)
Payments on license obligations	(9.5)	(13.3)	(34.5)	(32.0)
Net redemptions of common stock under stock-based compensation plans	(0.3)	(0.5)	(4.7)	0.4
Net cash used in financing activities	(52.2)	(86.4)	(161.7)	(140.9)
Effect of exchange rate changes on cash and cash equivalents	0.8	(2.6)	(1.1)	(7.1)
Increase (decrease) in cash and cash equivalents	19.5	(27.0)	(7.8)	(69.7)
Cash and cash equivalents, beginning of period	101.4	129.1	128.7	171.8
Cash and cash equivalents, end of period	$ 120.9	$ 102.1	$ 120.9	$ 102.1

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BUSINESS SEGMENT DATA
RECONCILIATION OF NET LOSS TO ATTRIBUTABLE EBITDA
(Unaudited, in millions)

	Three Months Ended September 30, 2016

					Total
	Gaming	Lottery	Interactive	Corporate	Consolidated

Revenue:
Services	$ 232.9	$ 38.3	$ 85.2	$ -	$ 356.4
Product sales	215.3	10.6	-	-	225.9
Instant games	-	137.7	-	-	137.7
Total revenue	$ 448.2	$ 186.6	$ 85.2	$ -	$ 720.0

Operating expenses:
Cost of services (1)	$ 39.9	$ 26.4	$ 31.7	$ -	$ 98.0
Cost of product sales (1)	97.0	7.6	-	-	104.6
Cost of instant games (1)	-	71.7	-	-	71.7
Selling, general and administrative	63.2	20.3	33.1	36.2	152.8
Research and development	42.6	1.7	7.5	2.1	53.9
Restructuring and other	-	0.5	(0.4)	13.7	13.8
Depreciation, amortization and impairments	154.0	15.2	3.7	18.8	191.7
Operating income (loss)	$ 51.5	$ 43.2	$ 9.6	$ (70.8)	$ 33.5

Other (expense) income:
Interest expense					$ (165.4)
Earnings from equity investments	$ 0.1	$ 7.2	$ -		7.3
Other income, net				6.0	6.0
Total other expense, net					$ (152.1)

Net loss before income taxes					$ (118.6)
Income tax benefit					19.7
Net loss					$ (98.9)

Reconciliation of Net Loss to Attributable EBITDA

Net loss					$ (98.9)
Restructuring and other (2)(4)	$ -	$ 0.5	$ (0.4)	$ 13.7	13.8
Depreciation, amortization and impairments	154.0	15.2	3.7	18.8	191.7
Other expense, net				(4.3)	(4.3)
Interest expense					165.4
Income tax benefit					(19.7)
Stock-based compensation	1.8	1.1	0.7	7.4	11.0
EBITDA from equity investments (3)	2.6	17.3	-	-	19.9
Earnings from equity investments	(0.1)	(7.2)	-	-	(7.3)
Attributable EBITDA	$ 209.9	$ 77.3	$ 13.6	$ (29.2)	$ 271.6

Reconciliation to Attributable EBITDA as a % of Revenue
Attributable EBITDA	$ 209.9	$ 77.3	$ 13.6	$ (29.2)	$ 271.6
Revenue	$ 448.2	$ 186.6	$ 85.2	-	$ 720.0
Attributable EBITDA as a % of Revenue	46.8%	41.4%	16.0%		37.7%

(1) Exclusive of depreciation and amortization.
(2) Total income tax benefit on these items is $0.0million.
(3) The Company received $1.9 million in cash distributions and return of capital payments from its equity investees.
(4) Refer to AEBITDA definition for description of items included in this line.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BUSINESS SEGMENT DATA
RECONCILIATION OF NET LOSS TO ATTRIBUTABLE EBITDA
(Unaudited, in millions)

	Nine Months Ended September 30, 2016

					Total
	Gaming	Lottery	Interactive	Corporate	Consolidated

Revenue:
Services	$ 701.5	$ 127.5	$ 241.2	$ -	$ 1,070.2
Product sales	610.3	28.0	-	-	638.3
Instant games	-	422.7	-	-	422.7
Total revenue	$ 1,311.8	$ 578.2	$ 241.2	$ -	$ 2,131.2

Operating expenses:
Cost of services (1)	$ 125.5	$ 81.3	$ 87.5	$ -	$ 294.3
Cost of product sales (1)	278.2	21.5	-	-	299.7
Cost of instant games (1)	-	212.8	-	-	212.8
Selling, general and administrative	192.3	54.6	84.4	108.7	440.0
Research and development	119.3	6.9	23.2	6.0	155.4
Restructuring and other	5.0	1.8	0.1	13.8	20.7
Depreciation, amortization and impairments	449.9	50.2	11.2	54.1	565.4
Operating income (loss)	$ 141.6	$ 149.1	$ 34.8	$ (182.6)	$ 142.9

Other (expense) income:
Interest expense					$ (496.4)
Earnings from equity investments	$ 1.5	$ 17.0	$ -		18.5
Gain on early extinguishment of debt				25.2	25.2
Other income, net				8.4	8.4
Total other expense, net					$ (444.3)

Net loss before income taxes					$ (301.4)
Income tax benefit					58.5
Net loss					$ (242.9)

Reconciliation of Net Loss to Attributable EBITDA

Net loss					$ (242.9)
Restructuring and other (2)(4)(5)	$ (0.9)	$ 1.8	$ 0.1	$ 17.5	18.5
Depreciation, amortization and impairments	449.9	50.2	11.2	54.1	565.4
Other expense, net				(4.9)	(4.9)
Interest expense					496.4
Income tax benefit					(58.5)
Stock-based compensation	5.7	2.8	1.1	13.9	23.5
Gain on early extinguishment of debt				(25.2)	(25.2)
EBITDA from equity investments (3)	6.2	50.1	-	-	56.3
Earnings from equity investments	(1.5)	(17.0)	-	-	(18.5)
Attributable EBITDA	$ 602.5	$ 254.0	$ 47.2	$ (93.6)	$ 810.1

Reconciliation to Attributable EBITDA as a % of Revenue
Attributable EBITDA	$ 602.5	$ 254.0	$ 47.2	$ (93.6)	$ 810.1
Revenue	$ 1,311.8	$ 578.2	$ 241.2	-	$ 2,131.2
Attributable EBITDA as a % of Revenue	45.9%	43.9%	19.6%		38.0%

(1) Exclusive of depreciation and amortization.
(2) Total income tax benefit on these items is $0.0 million.
(3) The Company received $40.7 million in cash distributions and return of capital payments from its equity investees.
(4) Includes $7.5 million of insurance proceeds related to a settlement of a legal matter.
(5) Refer to AEBITDA definition for description of items included in this line.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BUSINESS SEGMENT DATA
RECONCILIATION OF NET LOSS TO ATTRIBUTABLE EBITDA
(Unaudited, in millions)

	Three Months Ended September 30, 2015

					Total
	Gaming	Lottery	Interactive	Corporate	Consolidated

Revenue:
Services	$ 244.3	$ 45.0	$ 51.2	$ -	$ 340.5
Product sales	184.8	8.7	-	-	193.5
Instant games	-	137.6	-	-	137.6
Total revenue	$ 429.1	$ 191.3	$ 51.2	$ -	$ 671.6

Operating expenses:
Cost of services (1)	$ 41.3	$ 27.2	$ 17.0	$ -	$ 85.5
Cost of product sales (1)	80.1	7.3	-	-	87.4
Cost of instant games (1)	-	77.1	-	-	77.1
Selling, general and administrative	70.3	15.7	16.6	34.2	136.8
Research and development	39.4	1.1	5.4	-	45.9
Employee termination and restructuring	3.2	-	0.5	1.9	5.6
Depreciation and amortization	245.1	21.6	5.4	14.4	286.5
Goodwill impairment	935.0	-	-	-	935.0
Operating income (loss)	$ (985.3)	$ 41.3	$ 6.3	$ (50.5)	$ (988.2)

Other (expense) income:
Interest expense					$ (166.8)
Earnings from equity investments	$ 1.0	$ 2.0	$ -		3.0
Other expense, net				$ (7.5)	(7.5)
Total other expense, net					$ (171.3)

Net loss before income taxes					$ (1,159.5)
Income tax benefit					81.3
Net loss					$ (1,078.2)

Reconciliation of Net Loss to Attributable EBITDA

Net loss					$ (1,078.2)
Employee termination and restructuring (2)	$ 3.2	$ -	$ 0.5	$ 1.9	5.6
M&A and other charges (incl. purchase accounting) (2)	3.0	-	0.1	1.0	4.1
Depreciation and amortization:
Long term asset impairments and write-downs (2)	103.6	-	-	-	103.6
Other(4)	141.5	21.6	5.4	14.4	182.9
Goodwill impairment	935.0	-	-	-	935.0
Other expense, net				6.8	6.8
Interest expense					166.8
Income tax benefit					(81.3)
Stock-based compensation	2.1	1.3	0.2	3.8	7.4
EBITDA from equity investments (3)	1.9	12.6	-	-	14.5
Earnings from equity investments	(1.0)	(2.0)	-	-	(3.0)
Attributable EBITDA	$ 205.0	$ 76.8	$ 12.5	$ (30.1)	$ 264.2

Reconciliation to Attributable EBITDA as a % of Revenue
Attributable EBITDA	$ 205.0	$ 76.8	$ 12.5	$ (30.1)	$ 264.2
Revenue	$ 429.1	$ 191.3	$ 51.2	-	$ 671.6
Attributable EBITDA as a % of Revenue	47.8%	40.1%	24.4%		39.3%

(1) Exclusive of depreciation and amortization.
(2) Total income tax benefit on these items is $43.0 million.
(3) The Company received $2.8 million in cash distributions and return of capital payments from its equity investees.
(4) Represents depreciation and amortization related to our property and equipment, intangible assets and software.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BUSINESS SEGMENT DATA
RECONCILIATION OF NET LOSS TO ATTRIBUTABLE EBITDA
(Unaudited, in millions)

	Nine Months Ended September 30, 2015

					Total
	Gaming	Lottery	Interactive	Corporate	Consolidated

Revenue:
Services	$ 722.6	$ 136.5	$ 149.7	$ -	$ 1,008.8
Product sales	582.0	29.0	-	-	611.0
Instant games	-	402.0	-	-	402.0
Total revenue	$ 1,304.6	$ 567.5	$ 149.7	$ -	$ 2,021.8

Operating expenses:
Cost of services (1)	$ 139.9	$ 83.1	$ 51.6	$ -	$ 274.6
Cost of product sales (1)	268.8	24.4	-	-	293.2
Cost of instant games (1)	-	212.9	-	-	212.9
Selling, general and administrative	215.7	49.2	46.9	111.8	423.6
Research and development	120.3	4.2	16.3	-	140.8
Employee termination and restructuring	10.1	0.2	1.5	7.2	19.0
Depreciation and amortization	569.9	62.9	15.9	44.2	692.9
Goodwill impairment	935.0	-	-	-	935.0
Operating income (loss)	$ (955.1)	$ 130.6	$ 17.5	$ (163.2)	$ (970.2)

Other (expense) income:
Interest expense					$ (497.5)
Earnings from equity investments	$ 2.7	$ 6.7	$ -	$ -	9.4
Other expense, net				$ (17.4)	(17.4)
Total other expense, net					$ (505.5)

Net loss before income taxes					$ (1,475.7)
Income tax benefit					208.9
Net loss					$ (1,266.8)

Reconciliation of Net Loss to Attributable EBITDA

Net loss					$ (1,266.8)
Employee termination and restructuring (2)	$ 10.1	$ 0.2	$ 1.5	$ 7.2	19.0
M&A and other charges (incl. purchase accounting) (2)	24.8	-	0.2	5.5	30.5
Inventory write-down for discontinued product lines (2)	5.9	-	-	-	5.9
Depreciation and amortization:
Long term asset impairments and write-downs (2)	141.4	1.9	-	-	143.3
Other(4)	428.5	61.0	15.9	44.2	549.6
Goodwill impairment	935.0				935.0
Other expense, net				21.6	21.6
Interest expense					497.5
Income tax benefit					(208.9)
Stock-based compensation	6.3	3.7	0.6	8.9	19.5
EBITDA from equity investments (3)	5.5	40.0	-	-	45.5
Earnings from equity investments	(2.7)	(6.7)	-	-	(9.4)
Attributable EBITDA	$ 602.4	$ 237.4	$ 35.7	$ (93.2)	$ 782.3

Reconciliation to Attributable EBITDA as a % of Revenue
Attributable EBITDA	$ 602.4	$ 237.4	$ 35.7	$ (93.2)	$ 782.3
Revenue	$ 1,304.6	$ 567.5	$ 149.7	-	$ 2,021.8
Attributable EBITDA as a % of Revenue	46.2%	41.8%	23.8%		38.7%

(1) Exclusive of depreciation and amortization.
(2) Total income tax benefit on these items is $75.5 million.
(3) The Company received $57.9 million in cash distributions and return of capital payments from its equity investees.
(4) Represents depreciation and amortization related to our property and equipment, intangible assets and software.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CALCULATION OF FREE CASH FLOW
(Unaudited, in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016		2015

Net cash provided by operating activities	$ 150.9	$ 141.1	$ 342.8		$ 255.5

Less: Capital expenditures	(81.8)	(90.8)	(214.4)		(233.6)
Add: Distributions of capital on equity investments	1.5	1.8	24.0		37.0
Less: Payments on license obligations	(9.5)	(13.3)	(34.5)	`	(32.0)

Free cash flow	$ 61.1	$ 38.8	$ 117.9		$ 26.9

Items from equity method investments included above:
During the quarter ended September 30, 2016, the Company received a return of capital payments of $1.5 million from ITL and dividends of $0.4 million from RCN.
During the quarter ended September 30, 2015, the Company received a return of capital payments of $1.6 million and $0.2 million from ITL and LNS, respectively; and dividends of $1.0 million from RCN.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF EARNINGS FROM EQUITY INVESTMENT TO EBITDA FROM EQUITY INVESTMENTS
(Unaudited, in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
EBITDA from equity investments (1):
Earnings from equity investments	$ 7.3	$ 3.0	$ 18.5	$ 9.4
Add: Income tax expense	1.7	1.4	7.2	5.3
Add: Depreciation and amortization	8.6	9.2	26.2	27.3
Add: Interest expense, net of other	2.3	0.9	4.4	3.5
EBITDA from equity investments	$ 19.9	$ 14.5	$ 56.3	$ 45.5

(1) EBITDA from equity investments includes results from the Company's participation in LNS, RCN, ITL, CSG, Beijing
Guard Libang Technology Co., Ltd., Northstar Illinois, Northstar New Jersey Lottery Group, LLC, and Hellenic Lotteries.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION - SEGMENT KEY PERFORMANCE INDICATORS AND SUPPLEMENTAL REVENUE METRICS
(Unaudited, in millions, except unit, per unit data and ARPDAU)

The table below presents certain key performance indicators and supplemental revenue metrics.  The information set forth in the table below should be read in conjunction with the historical financial statements of the Company that are included in the Company's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC.

		Three Months Ended
	Sept 30,	Sept 30,	June 30,
Gaming Revenue - Supplemental Revenue Metrics	2016	2015	2016
Revenue by Lines of Business:

Gaming operations revenue	$ 182.4	$ 193.9	$ 186.0
Gaming machine sales revenue	159.8	131.2	154.4
Gaming systems revenue	57.6	59.7	59.5
Table products revenue	48.4	44.3	42.0
Gaming revenue	$ 448.2	$ 429.1	$ 441.9

Gaming operations:
WAP, premium and daily-fee participation revenue (1)	$ 103.4	$ 117.0	$ 105.5
Other leased, participation and services revenue (2)	79.0	76.9	80.5
Gaming operations revenue	$ 182.4	$ 193.9	$ 186.0

Gaming machine sales:
Gaming machine and other product sales revenue	$ 159.8	$ 131.2	$ 154.4

Gaming systems:
Hardware, software and services revenue	$ 31.1	$ 34.5	$ 33.5
Maintenance revenue	26.5	25.2	26.0
Gaming systems revenue	$ 57.6	$ 59.7	$ 59.5

Table products:
Table products sales revenue	$ 17.7	$ 14.9	$ 11.6
Leased table products revenue	30.7	29.4	30.4
Table products revenue	$ 48.4	$ 44.3	$ 42.0

Gaming Revenue - Key Performance Indicators
Gaming Operations

WAP, premium and daily-fee participation units (1):
Installed base at period end	21,663	22,367	21,909
Average daily revenue per unit	$ 51.61	$ 56.40	$ 52.85

Other participation and leased units (2):
Installed base at period end	47,828	45,405	47,857
Average daily revenue per unit	$ 15.31	$ 15.78	$ 15.95

Gaming Machine Sales

U.S. and Canadian new unit shipments	4,022	3,670	4,678
International new unit shipments	3,938	2,585	2,990
New unit shipments	7,960	6,255	7,668
Average sales price per new unit	$ 16,824	$ 16,287	$ 16,859

Lottery Revenue - Supplemental Revenue Metrics

Lottery Revenue:
Instant games revenue	$ 137.7	$ 137.6	$ 150.9
Services revenue	38.3	45.0	44.1
Product sales revenue	10.6	8.7	8.9
Lottery revenue	$ 186.6	$ 191.3	$ 203.9

Instant games revenue by geography:
United States	$ 94.6	$ 90.3	$ 100.5
International	43.1	47.3	50.4
Instant games revenue	$ 137.7	$ 137.6	$ 150.9

Services revenue by geography:
United States	$ 26.6	$ 26.6	$ 31.9
International	11.7	18.4	12.2
Services revenue	$ 38.3	$ 45.0	$ 44.1

Product sales revenue by geography:
United States	$ 1.7	$ 0.2	$ 0.5
International	8.9	8.5	8.4
Product sales revenue	$ 10.6	$ 8.7	$ 8.9

Lottery Revenue - Key Performance Indicators

Change in retail sales of U.S. lottery instant games customers (3)(4)	2.2%	9.1%	4.0%
Change in retail sales of U.S. lottery systems contract customers (3)(5)	3.7%	-2.7%	7.2%
Change in Italy retail sales of instant games (3)	-0.6%	-3.2%	-0.7%

Interactive Revenue - Supplemental Revenue Metrics
Revenue by Lines of Business:
Social gaming revenue, including SG Universe	$ 77.1	$ 42.7	$ 74.9
Real money gaming revenue	8.1	8.5	8.5
Interactive revenue	$ 85.2	$ 51.2	$ 83.4

Interactive Revenue - Key Performance Indicators
Social gaming:
Average MAU (6)	8.0	6.3	8.0
Average DAU (7)	2.5	2.2	2.4
ARPDAU (8)	$ 0.31	$ 0.20	$ 0.31
Mobile penetration (9)	69%	56%	67%

(1) WAP (wide-area progressive), premium and daily-fee participation units comprise participation gaming machines (WAP, LAP (local-area progressives) and standalone units) generally without fixed-term lease periods.

(2) Other leased, participation and services units comprise server-based gaming machines, video lottery terminals, centrally determined gaming machines, electronic table seats, Class II and other leased units.

(3) Information provided by third-party lottery operators.
(4) U.S. instant games customers' retail sales include only sales of instant games.
(5) U.S. lottery systems customers' retail sales primarily include sales of draw games, keno and instant games validated by the relevant system.
(6) MAU = Monthly Active Users and is a count of unique visitors to our site during a month.
(7) DAU = Daily Active Users and is a count of unique visitors to our site during a day.
(8) ARPDAU = Average daily revenue per DAU is calculated by dividing revenue by the DAU by the number of days in the period.
(9) Mobile penetration = percentage of B2C social gaming revenue derived from mobile platforms.

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